SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     May 15, 2015

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2015, the Company entered into an Employment and Change in Control Agreement with Robert A. Coombs, a Senior Vice President of the Company and the President of its Asia-Pacific floorcovering operations (the "Agreement"), a copy of which is attached hereto as Exhibit 99.1.  The Agreement is for a rolling two-year term, and is automatically extended each day for an additional day such that the remaining term is always two years.  However, the Company may, by notice to Mr. Coombs at any time, cause the Agreement to cease to extend automatically and, upon such notice, the term of the Agreement shall be for two years following such notice.  The Company may terminate the employment of Mr. Coombs at any time, with or without cause, and Mr. Coombs may voluntarily terminate his employment upon 90 days' written notice to the Company.  The Agreement provides for certain benefits in the event of various termination scenarios, including termination without cause, termination with cause, voluntary retirement or resignation, termination due to death or disability, and termination in connection with a "change in control" (as defined in the Agreement) of the Company.  The Agreement provides that Mr. Coombs will receive certain perquisites and will participate in the various health and other employment benefit plans for which he is otherwise eligible in accordance with terms of the plans and policies in effect from time to time.  The Agreement also contains provisions placing restrictions on the ability of Mr. Coombs to compete with the Company for a period of two years following any expiration or termination of his employment.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as an exhibit hereto.

Item 9.01                          Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

None.

(b)            Pro Forma Financial Information.

None.

(c)            Shell Company Transactions.

None.

(d)            Exhibits.

Exhibit No.	Description
99.1	Employment and Change in Control Agreement of Robert A. Coombs dated May 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: May 19, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment and Change in Control Agreement of Robert A. Coombs dated May 15, 2015.